UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 20, 2007

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 20, 2007, First Place Financial Corp. (First Place) issued a press release announcing the reauthorization of a program to repurchase shares of its common stock. The Board of Directors of First Place authorized the repurchase of 800,000 shares of its issued and outstanding common stock over the next year. The shares will be acquired in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. The information contained in the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated March 20, 2007, announcing the reauthorization by the Board of Directors to repurchase shares of the First Place’s common stock over the next year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: March 20, 2007	By:	/s/ Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated March 20, 2007, announcing the reauthorization by the Board of Directors to repurchase shares of the First Place’s common stock over the next year.